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                                  EXHIBIT 10.25

The Consulting agreement ("Agreement") is made this 6th day of October 1997 by and between Financial Intranet, Inc., with principal offices at 1 Dag Hammarskjold Plaza, New York, NY 10017 ("corporation"), and Kevin Haggerty, an individual with principal residence at 200 Highland Road, Rye, New York 10580 ("Consultant").

Whereas: The Consultant is willing, ready and capable of providing consulting services in various marketing, sales, general consulting and public relations services for, and on behalf of, the Corporation. The Consultant will advise and assist when possible with various marketing and sales activities of the Corporation's products, training programs and services, to Broker/Dealers, underwriters and administrators of mutual funds, bankers, insurance companies and other third party companies.

Whereas: The Corporation is desirous of retaining the Consultant under the term of this Agreement and the Consultant is desirous of providing specific services to the Corporation under the terms of this Agreement;

Now, therefore: In consideration of the mutual covenants and terms contained in this Agreement, and for good and valuable consideration, the Corporation and the Consultant agree as follows:

1.  The above Preamble is incorporated into and made a part of this Agreement.

2. The Corporation hereby engages and retains the Consultant, upon the terms and conditions set forth herein and for the period and the terms specified in paragraphs 5 through 8 hereof to render various consulting services on marketing, sales, general consulting and public relations for, and on behalf of the Corporation and connection with consulting on various marketing and sales activities of the Corporation's products, training programs and services, to Broker/Dealers, underwriters and administrators of mutual funds, bankers, insurance companies and other third party companies. The Corporation acknowledges that this agreement has been duly and property approved by the Corporation's Board of Directors.

3. The Consultant accepts this engagement subject to the provisions of the payment for his services as provided hereunder, to act as the Corporation's consultant on marketing, sales and any business advice, that the Corporation may request. Also the Consultant agrees to consult on any promotional and public relations activities that the Corporation undertakes. The Consultant also agrees to provide and assist the Corporation with introductions to any business entity that will enable the Corporation to expand its business and enhance its capital base.

4. The Consultant is hereby engaged and retained by the client to provide the services as defined in paragraph 2 hereinabove and such other services as may be agreed upon and/or approved by the Corporation's Board of Directors and shall not engage or provide in any similar services to other companies, individuals and/or third party entities during the term of this Agreement.
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5.  In consideration of the services to be provided by the Consultant as enumerated in paragraphs 2 and 3 hereinabove, the Corporation agrees to retain the Consultant to provide the services enumerated hereinabove for the term of this agreement and compensate the Consultant as follows:

    (a) And as for a bonus to induce the consultant to enter into this Agreement for the Consultant's services to be provided to the Corporation by the Consultant on his "best efforts" basis, the Corporation shall grant the Consultant a Warrant to purchase up to one million (1,000,000) shares of the common stock of the Corporation at an exercise price of one cent ($0.01) per share and exercisable through a window of time commencing one year from the date of issue through the last day of the sixth year from the date of issue of the Warrant. The terms of the Warrant are more fully described as specified on the face and rear of the Warrant and a copy of the proposed Warrant is attached hereto and made a part hereof.

6. The Corporation agrees to reimburse the Consultant for all travel, mailing, entertainment, printing, postage and all other expenses directly related to the services provided by the Consultant discharging his duties hereunder. Any single expense in excess of $250.00 shall be pre-approved by the Corporation prior to such expense being incurred by the Consultant.

7. The Consultant hereby agrees to devote his time and effort in discharging his duties hereunder to the Corporation to fulfill the obligations set forth herein on his best efforts basis.

8. The term of this Agreement shall be for a period commencing with the date of the signing of this Agreement and shall terminate October 20, 1999 unless sooner terminated upon the date upon which the Agreement may be terminated by the Corporation or Consultant or within 30 days of notice by either party.

    (a) The Corporation may extend this contract to October 20, 2000 if it agrees to compensate the Consultant $120,000.00 for the one year extension period. The compensation would be payable to the Consultant at the rate of $10,000.00 per month. Failure to compensate the Consultant for thirty days as stated will trigger a default for the Corporation. This will automatically cancel the contract. The Corporation will have no obligation to the Consultant other than the one months unpaid fee to the Consultant. The Consultant is an independent contractor.

    (b) 30 day notice by either party by certified mail.

9. In order to review and/or evaluate the Corporation's technology and/or Business Plans, and past projected operations, the Corporation may be required to provide to the Consultant summaries of its technology, Business Plans and operations and such additional information as may be deemed to be required in sufficient detail to permit the Consultant to exercise his full due diligence in order to develop marketing and sales activities and develop related documents and exhibits. The technology and/or Business Plans as well as
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    any additional information which is deemed by the Corporation to be
    "confidential" shall be clearly marked as such and is hereinafter collectively referred to as the "Confidential Information" and the distribution of such Confidential Material shall be restricted in accordance as follows:

    (a) The Consultant will hold in the strictest confidence any and all Confidential Information provided by the Corporation and make no use of it except for the Corporation's direct benefit as contemplated hereunder.

    (b) At the conclusion of the diligence and investigation period the consultant shall, upon the Corporation's request, return any and all Confidential Information which is or has been in consultant's possession and shall retain no copies of the Confidential Information.

    (c) It is understood that the foregoing requirements assumed or to be assumed by a consultant shall not apply to information that:

        (I) is now, or in the future becomes freely available to the public through no fault of or action by the Corporation and the consultant or any of their distributees;

        (II)  is disclosed with a written approval of the Corporation or;

        (III) is required to be disclosed by law.

10. For the purpose of this agreement and the services, duties and responsibilities created hereunder, nothing contained herein shall create an equity or ownership interest in the corporation by the consultant except as provided for through exercise of the warrant granted by the Corporation to the consultant as a signing bonus. It is understood and agreed between the parties that the consultant is an independent contractor of the Corporation for the purpose set forth herein and the Corporation shall have no responsibilities to withhold any portion of the fees payable hereunder or pay any insurance as may be required by federal, state or local agencies.

11. This Agreement shall be interpreted and governed by the laws of the state of New York. All clauses of this Agreement are distinct and severable and if any clause is illegal or void, it shall not affect the validity or legality of the remaining provisions of this agreement.

    (a) The parties hereto agree to execute such other documents as are necessary to carry out the intent and the spirit of this agreement.

    (b) Subject to the other provisions hereof, the terms and conditions of this Agreement shall extend and be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

    (c) All notices, demands or requests required or authorized hereunder shall be deemed sufficiently given if in writing and sent registered or certified mail, return receipt requested postage pre-paid, or by telefax, telegram or cable to:
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                           If to the Corporation:

                           Attention: Michael Sheppard,
                           President
                           Financial Intranet, Inc.
                           410 Saw Mill River Road
                           Ardsley, NY 10502


                           And if to Consultant:

                           Mr. Kevin Haggerty
                           200 Highland Road
                           Rye, NY 10580

12. This instrument contains the entire agreement of the parties relating to the subject matter hereof. The parties have made no agreements, representations and warranties relating to the subject hereof which are not set forth herein. No modifications of the Agreement shall be valid unless made in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


Consultant:                                Corporation:


/s/ Kevin Haggerty     Date 10/6/97        /s/ Michael Sheppard     Date 10/6/97
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Kevin Haggerty                             Financial Intranet, Inc.
                                           By: